Exhibit 99.1

Fluent Announces First Quarter 2022 Financial Results

•	Q1 2022 revenue of $89.1 million, up 27% over Q1 2021
•	Net loss of $2.0 million, or $0.02 per share
•	Gross profit (exclusive of depreciation and amortization) of $21.5 million, an increase of 12% over Q1 2021 and representing 24.1% of revenue for the three months ended March 31, 2022
•	Media margin of $26.0 million, up 4% over Q1 2021 and representing 29.1% of revenue for the three months ended March 31, 2022
•	Adjusted EBITDA of $4.8 million, representing 5.3% of revenue for the three months ended March 31, 2022
•	Adjusted net income of $1.1 million, or $0.01 per share

New York, NY – May 9, 2022 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the first quarter ended March 31, 2022.

Don Patrick, Fluent’s Chief Executive Officer, commented, “Our First Quarter results represent the continued progress we are making towards our long-term strategic growth plan - focused on building high quality digital experiences for consumers while creating more effective, efficient, and scalable customer acquisition solutions for marketers. We continue to lean into opportunities where we can establish and leverage Fluent brand credentials in the marketplace.

We remain confident that this consumer-centric strategy represents the winning road forward and enhances our competitive advantage, and ultimately building enterprise value for our stakeholders. It is foundational that Fluent creates meaningful downstream experiences for our consumers and expanding our relationships with world-class brands in key industry verticals; while successfully positioning us as leaders in an industry environment that continues to rapidly evolve.”

First Quarter Financial Summary

•	Q1 2022 revenue of $89.1 million, up 27% over Q1 2021
•	Net loss of $2.0 million or $0.02 per share, compared to net loss of $6.3 million, or $0.08 per share, in Q1 2021
•	Gross profit (exclusive of depreciation and amortization) of $21.5 million, an increase of 12% over Q1 2021 and representing 24.1% of revenue for the three months ended March 31, 2022
•	Media margin of $26.0 million, an increase of 4% over Q1 2021 and representing 29.1% of revenue for the three months ended March 31, 2022
•	Adjusted EBITDA of $4.8 million, representing 5.3% of revenue for the three months ended March 31, 2022
•	Adjusted net income of $1.1 million, or $0.01 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Strategic client relationships driving strong demand in the Fluent performance marketplace
•	Monetization, as measured by media margin per registration, is up 50% in Q1’22 vs. Q1’21 enabled by improved quality of traffic, enhanced CRM capabilities and investments in technology and analytics
•	Increasing media footprint while extending our reach into new media channels expansion to provide more relevant content and offers for consumers and our brands
•	Newer revenue streams are generating incremental growth opportunities and enhancing lifetime value of consumers on our platform, reducing reliance on traffic volume for revenue growth
•	We anticipate continued growth, with enhanced consumer experiences and media optimizations yielding margin expansion over time

  Conference Call

Fluent, Inc. will host a conference call on Monday, May 9, 2022, at 4:30 PM ET to discuss its 2022 first quarter financial results. To listen to the conference call on your telephone, please dial (844) 200-6205 (US), (226) 828-7575 (Canada), or +1 (929) 526-1599 for international callers, and use the participant access code 796097. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (929) 458-6194 (US), (226) 828-7578 (Canada) or +44 204-525-0658 with the replay passcode 911823. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is a leading data-driven performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data;
•

The outcome of litigation, regulatory investigations or other legal proceedings in which we are involved or may become involved; failure to safeguard the personal information and other data contained in our database;

•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic;
•	Dependence on our key personnel;
•	Dependence on third-party service providers;
•	Management of the growth of our operations, including international expansion and the integration of acquired business units or personnel;
•	The impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements;
•	Ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards;
•	Regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry;
•	Failure to compete effectively against other online marketing and advertising companies;
•	The competition we face for web traffic;
•	Dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites;
•	Dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes;
•	Liability related to actions of third-party publishers;
•	Limitations on our or our third-party publishers’ ability to collect and use data derived from user activities;
•	Ability to remain competitive with the shift to mobile applications;
•	Failure to detect click-through or other fraud on advertisements;
•	The impact of increased fulfillment costs;
•	Failure to meet our clients’ performance metrics or changing needs;
•	Compliance with the covenants of our credit agreement; and
•	The potential for failures in our internal control over financial reporting.

These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	March 31, 2022	December 31, 2021
ASSETS:
Cash and cash equivalents	$28,944	$34,467
Accounts receivable, net of allowance for doubtful accounts of $368 and $313, respectively	65,023	70,228
Prepaid expenses and other current assets	2,138	2,505
Total current assets	96,105	107,200
Property and equipment, net	1,298	1,457
Operating lease right-of-use assets	6,369	6,805
Intangible assets, net	34,938	35,747
Goodwill	166,180	165,088
Other non-current assets	1,905	1,885
Total assets	$306,795	$318,182
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$12,782	$16,130
Accrued expenses and other current liabilities	28,823	33,932
Deferred revenue	701	651
Current portion of long-term debt	5,000	5,000
Current portion of operating lease liability	2,228	2,227
Total current liabilities	49,534	57,940
Long-term debt, net	39,147	40,329
Operating lease liability	5,213	5,692
Other non-current liabilities	726	811
Total liabilities	94,620	104,772
Contingencies (Note 10)
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 83,983,587 and 83,057,083, respectively; and Shares outstanding — 79,683,435 and 78,965,260, respectively (Note 7)	42	42
Treasury stock, at cost — 4,300,152 and 4,091,823 Shares, respectively (Note 7)	(11,171)	(10,723)
Additional paid-in capital	420,285	419,059
Accumulated deficit	(196,981)	(194,968)
Total shareholders' equity	212,175	213,410
Total liabilities and shareholders' equity	$306,795	$318,182

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$89,063	$70,170
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	67,562	50,990
Sales and marketing	3,852	2,961
Product development	4,556	3,434
General and administrative	11,287	11,699
Depreciation and amortization	3,307	3,373
Write-off of intangible assets	128	—
Total costs and expenses	90,692	72,457
Loss from operations	(1,629)	(2,287)
Interest expense, net	(384)	(1,008)
Loss on early extinguishment of debt	—	(2,964)
Loss before income taxes	(2,013)	(6,259)
Income tax benefit	—	1
Net loss	$(2,013)	$(6,258)

Basic and diluted loss per share:
Basic	$(0.02)	$(0.08)
Diluted	$(0.02)	$(0.08)

Weighted average number of shares outstanding:
Basic	80,889,052	81,892,593
Diluted	80,889,052	81,892,593

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,013)	$(6,258)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,307	3,373
Non-cash loan amortization expense	68	202
Share-based compensation expense	988	1,231
Non-cash loss on early extinguishment of debt	—	2,198
Non-cash accrued compensation expense for Put/Call Consideration	—	1,746
Write-off of intangible assets	128	—
Provision for bad debt	81	(99)
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	5,127	4,764
Prepaid expenses and other current assets	451	(868)
Other non-current assets	(13)	(196)
Operating lease assets and liabilities, net	(42)	(45)
Accounts payable	(3,348)	5,792
Accrued expenses and other current liabilities	(6,251)	(7,393)
Deferred revenue	(174)	562
Other	(85)	(32)
Net cash (used in) provided by operating activities	(1,776)	4,977
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(1,071)	(816)
Business acquisition, net of cash acquired	(971)	—
Acquisition of property and equipment	(7)	(20)
Net cash used in investing activities	(2,049)	(836)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	—	49,624
Repayments of long-term debt	(1,250)	(41,736)
Exercise of stock options	—	934
Prepayment penalty on debt extinguishment	—	(766)
Taxes paid related to net share settlement of vesting of restricted stock units	(448)	(624)
Net cash (used in) provided by financing activities	(1,698)	7,432
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,523)	11,573
Cash, cash equivalents and restricted cash at beginning of period	34,467	22,567
Cash, cash equivalents and restricted cash at end of period	$28,944	$34,140

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net (loss) income excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for Put/Call Consideration, (7) goodwill impairment, (8) write-off of intangible assets, (9) acquisition-related costs, (10) restructuring and other severance costs, and (11) certain litigation and other related costs.

Adjusted net income is defined as net (loss) income excluding (1) share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for Put/Call Consideration, (4) goodwill impairment, (5) write-off of intangible assets, (6) acquisition-related costs, (7) restructuring and other severance costs, and (8) certain litigation and other related costs. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from net loss, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
	2022	2021
Revenue	$89,063	$70,170
Less: Cost of revenue (exclusive of depreciation and amortization)	67,562	50,990
Gross profit (exclusive of depreciation and amortization)	$21,501	$19,180
Gross profit (exclusive of depreciation and amortization) % of revenue	24%	27%
Non-media cost of revenue (1)	4,449	5,690
Media margin	$25,950	$24,870
Media margin % of revenue	29.1%	35.4%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net loss, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
	2022	2021
Net loss	$(2,013)	$(6,258)
Income tax expense (benefit)	—	(1)
Interest expense, net	384	1,008
Depreciation and amortization	3,307	3,373
Share-based compensation expense	988	1,231
Loss on early extinguishment of debt	—	2,964
Accrued compensation expense for Put/Call Consideration	—	1,746
Write-off of intangible assets	128	—
Acquisition-related costs (1)	558	—
Certain litigation and other related costs	1,402	668
Adjusted EBITDA	$4,754	$4,731

(1) Includes compensation expense related to the non-competition agreements entered into as a result of an acquisition.

Below is a reconciliation of adjusted net income and adjusted net income per share from net (loss) income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
(In thousands, except share data)	2022	2021
Net loss	$(2,013)	$(6,258)
Share-based compensation expense	988	1,231
Loss on early extinguishment of debt	—	2,964
Accrued compensation expense for Put/Call Consideration	—	1,746
Write-off of intangible assets	128	—
Acquisition-related costs (1)	558	—
Certain litigation and other related costs	1,402	668
Adjusted net income	$1,063	$351
Adjusted net income per share:
Basic	$0.01	$0.00
Diluted	$0.01	$0.00
Weighted average number of shares outstanding:
Basic	80,889,052	81,892,593
Diluted	80,889,052	84,144,209

(1) Includes compensation expense related to the non-competition agreements entered into as a result of an acquisition.

We present media margin, as a percentage of revenue, adjusted EBITDA, adjusted net income and adjusted net income per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business, including costs and accruals related to the Tax Department, NY AG and FTC matters. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, and the related measure of adjusted net income per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net (loss) income.

Media margin, adjusted EBITDA, adjusted net income and adjusted net income per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(212) 785-0431

InvestorRelations@fluentco.com